EXHIBIT 15(I)

                           SUPPLEMENT TO DISTRIBUTION PLAN
                                       IVY FUND
                      IVY GROWTH WITH INCOME FUND CLASS C SHARES


               WHEREAS, Ivy Fund is registered as an open-end investment company under the Investment Company Act of 1940 (the "Act"), as amended, and consists of one or more separate investment portfolios as may be established from time to time; and

               WHEREAS, Ivy Fund and Mackenzie Ivy Funds Distribution, Inc. ("MIFDI"), a broker-dealer registered under the Securities Exchange Act of 1934, have entered into an Amended and Restated Distribution Agreement dated October 23, 1993 pursuant to which MIFDI acts as Ivy Fund's distributor; and

               WHEREAS, Ivy Fund has previously adopted a Distribution Plan (the "Plan") in accordance with the Act that applies to the Class C shares of Ivy Growth with Income Fund (the "Fund"); and

               WHEREAS, the Trustees of Ivy Fund, by written consent dated as of February 29, 1996, duly approved (i) the establishment and designation of a new class of shares identified as Class C (the "New Class C Shares") for the Fund, Ivy Bond Fund, Ivy Canada Fund, Ivy China Region Fund, Ivy Emerging Growth Fund, Ivy Global Fund, Ivy Growth Fund, Ivy International Fund, Ivy International Bond Fund, Ivy Latin America Strategy Fund, Ivy Money Market Fund and Ivy New Century Fund (the "Funds") and (ii) the redesignation as "Class D shares" of the Fund those Class C shares of the Fund issued and outstanding as of the date that the registration statement for the New Class C Shares, filed with the Securities and Exchange Commission on or about February 29, 1996 pursuant to Rule 485(a) under the Securities Act of 1933 (the "Registration Statement"), first becomes effective.

               NOW, THEREFORE, Ivy Fund hereby adopts the following modification to the Plan:

               Effective as of the date that the Registration Statement pertaining to the New Class C Shares first becomes effective, all references in the Plan to Class C shares of the Fund shall hereafter refer to Class D shares of the Fund.

               IN WITNESS WHEREOF, Ivy Fund has adopted this Supplement to the Plan as of this ____ day of _________________, 1996.

                                        IVY FUND

                                        By:  ___________________________
                                             Michael G. Landry, President